                            CONSENT TO ASSIGNMENT
                            ---------------------


     This Consent is effective as of December 28, 1995.
                                     --------------------

                                  RECITALS
                                  --------

     1. Allstate Life Insurance Company ("Allstate"), successor by deed in lieu of foreclosure to Chamanbell Limited Partnership, and ASA Legal Systems Company, Inc. ("Tenant") previously entered into that certain Lease ("Lease") dated December 16, 1992, wherein Tenant leased from Allstate approximately 20,420 square feet of space ("Leased Premises") in the building commonly known as 960 C Harvest Drive, Blue Bell, PA 19422.

     2. Pursuant to that certain Assignment ("Assignment") dated December 28, 1995, executed by and between Tenant and ASA International Ltd. ("Assignee"), Tenant has assigned the Lease to the Assignee.

     3. Pursuant to Section 21 of the Lease, any Assignment is subject to the consent of Allstate.

                                 AGREEMENTS
                                 ----------

     1. Subject to the terms and conditions set forth herein, Allstate recognizes and consents to the Assignment which consent is given pursuant to
Section 21 of the Lease.

     2. Notwithstanding this consent, Tenant shall not be released of liability and shall continue to be liable on its obligations as set forth under the terms and condition of the Lease. Allstate shall not be obligated to pursue any remedies against Assignee or any other person or entity prior to seeking the remedies provided for under the Lease against Tenant. Default by the Assignee of any of the terms of the Lease or any of the terms of Assignment which Allstate has agreed to be bound by, shall be deemed a default under the terms of the Lease.

     3. Unless specifically stated herein, Allstate does not agree to be bound by any obligations created pursuant to the terms of the Assignment nor shall the Assignment amend or modify the Lease, except that Allstate will recognize the Assignee as the successor in interest of Tenant to that portion of the Lease Premises which is the subject of the Assignment.

     4. Upon notice to Assignee, all rent due and owing under the terms of the Assignment shall be paid directly to Allstate, which sums actually received by Allstate shall be credited toward the Rent due under the terms of the Lease.

                                                 ALLSTATE LIFE INSURANCE COMPANY


                                                 By:  /s/ Howard Fields
                                                    ----------------------------
                                                      Authorized Signatory

                                                 By:
                                                    ----------------------------
                                                      Authorized Signatory

                             ASSIGNMENT OF LEASE
                             -------------------


     THIS ASSIGNMENT OF LEASE is dated as of DECEMBER 28, 1995 between
ASA Legal Systems Company, Inc. ("Assignor") and ASA International Ltd., a Delaware corporation ("Assignee").

     As used herein, the term "Lease" shall mean the Lease dated as of December 16, 1992, from Chamanbell Limited Partnership to Assignor as tenant and any amendment of addendum thereto.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. Assignor hereby assigns, sets over, and transfers to Assignee all of Assignor's rights, title, and interest as tenant under the Lease attached hereto.

     2. Assignee herby assumes and agrees with Asssignor to perform, fulfill, and observe all of the covenants, agreements, obligations, and liabilities of Assignor as tenant under the Lease arising or accruing on and after the date hereof.

     3. Assignor hereby represents, warrants, and covenants that the Lease is in full force and effect and unmodified except as specified herein; that Assignor is not in default under the Lease nor has any event occurred that would, with the giving of notice or the passage of time, or both, become a default or entitle Landlord to terminate the Lease; that the Premises are in the same condition as they were at the commencement of the Lease, or as expanded or improved by mutual agreement of the parties, except for ordinary wear and tear and improvements and alterations permitted under the Lease and not required to be removed by Assignee, as tenant under the lease, upon surrender of the Premises at the termination of the Lease; that the Lease is not encumbered by any prior transfer, assignment, mortgage, or other encumbrance attributable to Assignor; and that Assignor has full and lawful authority to assign the Lease to Assignee.

     4. Assignor agrees to indemnify and hold Assignee harmless from and against all loss, cost, expense, and damages, including reasonable attorney's fees, arising out of any act or omission by Assignor as tenant under the Lease arising or accruing prior to the date hereof. Assignee agrees to indemnify and hold Assignor harmless from and against all loss, cost, expense, and damages, including reasonable attorney's fees, arising out of any act or omission by Assignee as tenant under the Lease arising or accruing after the date hereof.

     5. (This section has been replaced in its entirety by the Consent to Assignment attached to this document.)

     6. By execution hereof by Assignor, Assignor hereby acknowledges and agrees that this Agreement shall not in any manner operate to release or relieve Assignor from any or all of its obligations pursuant to the terms of the Lease, and in the event Assignee defaults in any payment or performance required by the terms of the Lease, Assignor shall not be relieved from responsibility to cure such default.

     WITNESS the execution hereof as an instrument under seal as of the date first above written.

                                   ASSIGNEE
                                   ASA INTERNATIONAL LTD.



                                   By:  /s/ Terrence C. McCarthy
                                       ---------------------------------

                                   Title:  Vice President & Controller
                                          ------------------------------


ASSIGNOR
ASA Legal Systems Company, Inc.


By:   /s/ Terrence C. McCarthy
    ------------------------------

Title:  Assistant Clerk
      ----------------------------